Exhibit 10.3

SUNSEEKER FLORIDA, INC., as mortgagor
(Borrower)
to
TPG SPECIALTY LENDING, INC., as Agent, as mortgagee
(Agent)

________________________________________________________

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
________________________________________________________
Dated:         As of March 18, 2019

Location:    Port Charlotte, Florida

County:        Charlotte County
PREPARED BY AND UPON
RECORDATION RETURN TO:
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attention: Walter R. McCabe III, Esq.

DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $612,500.00 AND INTANGIBLE TAXES IN THE AMOUNT OF $350,000.00 ARE BEING PAID SIMULTANEOUSLY HEREWITH ON THE PRINCIPAL AMOUNT OF THE NOTE FOR $175,000,000.00.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 18th day of March, 2019, by SUNSEEKER FLORIDA, INC., a Florida corporation, having its principal place of business at 1201 N. Town Center Drive, Las Vegas, NV 89144 (together with its permitted successors and assigns, “Borrower”), as mortgagor, for the benefit of TPG SPECIALTY LENDING, INC., a Delaware corporation, as Agent for Lender (as defined below) (together with its successors and assigns, “Agent”), having an address at 2100 McKinney Avenue, Suite 1030, Dallas, TX 75201, as mortgagee.
W I T N E S S E T H:
A.    This Security Instrument is given to secure a loan to Borrower in the maximum aggregate principal amount of up to ONE HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($175,000,000.00) (the “Loan”) pursuant to that certain Construction Loan Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Borrower, Agent and TPG SPECIALTY LENDING, INC., a Delaware corporation, SSPC 1, LLC, a Delaware limited liability company, and SSPC 2, LLC, a Delaware limited liability company, collectively, as lender (together with their respective successors and assigns, individually or collectively as the context may require, “Lender”), which Loan is evidenced by, among other things, those certain Promissory Notes made by Borrower in favor of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
B.    Borrower desires to secure the payment of the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan (the “Debt”) and the performance of all of its obligations under the Note and the Loan Agreement.
C.    This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment and performance by Borrower of its obligations thereunder and under the Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, and all other documents executed and/or delivered by a Borrower Party evidencing or securing the Loan or delivered in connection with the making of the Loan, collectively, the “Loan Documents”).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:
ARTICLE 1
GRANTS OF SECURITY
Section 1.1.    Property Conveyed. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Agent (for the benefit of Lender) and its successors and assigns, and creates a security interest in, all of Borrower’s right, title and interest in and to the following property, rights, interests and estates now owned or hereafter acquired by Borrower (collectively, the “Property”):
(a)    Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b)    Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(c)    Intentionally omitted;
(d)    Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e)    Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code, now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases except to the extent that Borrower shall have any right or interest therein;
(f)    Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”);
(g)    Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights (including, without limitation, the Contracts, the Major Contracts and the Architect’s Contract), the Affiliate Contracts, the Plans and Specifications, the Governmental Approvals (to the extent permitted by applicable law), accounts, accounts receivable, credit card receivables, franchises, licenses, bonds, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code), other than Fixtures, which are now or hereafter owned by Borrower, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument, and all proceeds and products of any of the above;
(h)    Leases and Rents. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now owned or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”), and all right, title and interest of Borrower, its successors and assigns, therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment and performance of the Obligations, including the payment of the Debt;
(i)    Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
(j)    Insurance Proceeds. All proceeds in respect of the Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Property;
(k)    Tax Certiorari. All refunds, rebates or credits in connection with any reduction in Taxes or Other Charges charged against the Property as a result of tax certiorari proceedings or any other applications or proceedings for reduction;
(l)    Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Agent and Lender in the Property;
(m)    Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into (including, without limitation, any architect, expediter or engineer agreements), and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land, and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;
(n)    Trademarks. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(o)    Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, the Accounts and all accounts established or maintained pursuant to the Loan Agreement, the Cash Management Agreement, the Account Control Agreement or any other Loan Document, together with all deposits or wire transfers made to such accounts, and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time, and all proceeds, products, distributions, dividends and/or substitutions thereon and thereof;
(p)    Uniform Commercial Code Property. All documents, instruments, chattel paper and intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and general intangibles relating to the Property;
(q)    Minerals. All minerals (to the extent owned by Borrower), crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;

(r)    Proceeds and Products. All proceeds and products of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether in cash or in liquidation or other claims, or otherwise; and
(s)    Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through (r) above.
AND, without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Borrower expressly grants to Agent (for the benefit of Lender), as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Land or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2.    Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Agent (for the benefit of Lender) all of Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Documents and Section 7.1(h) of this Security Instrument, Agent grants to Borrower a revocable license to collect, receive, use and enjoy the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.
Section 1.3.    Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Agent (for the benefit of Lender), as security for the Obligations (as such term is hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and the other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Agent may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Agent after the occurrence and during the continuance of an Event of Default, Borrower shall, at its sole cost and expense, assemble the Collateral and make it available to Agent at a convenient place (at the Land if tangible property) reasonably acceptable to Agent. Borrower shall pay to Agent (for the benefit of Lender) on demand any and all expenses, including attorneys’ fees and costs, incurred or paid by Agent or Lender in protecting their interest in the Collateral and in enforcing their rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Agent to the payment of the Debt in such priority and proportions as Agent in its discretion shall deem proper. The principal place of business of Borrower (Debtor) is as set forth on page one hereof and the address of Agent (Secured Party) is as set forth on page one hereof.
Section 1.4.    Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed of record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement naming Borrower as the Debtor and Agent as the Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures. As to all of the above described Property which is or which hereafter becomes a “fixture” under applicable law, this Security Instrument constitutes a fixture filing under the Uniform Commercial Code. This Security Instrument creates a security interest in the Collateral, and, to the extent the Collateral is not real property, this Security Instrument constitutes a security agreement from Borrower to Agent (for the benefit of Lender) under the Uniform Commercial Code.
Name of Debtor: Sunseeker Florida, Inc.
Debtor’s Address: 1201 N. Town Center Drive, Las Vegas, NV 89144
Debtor’s Jurisdiction of Organization: Florida
Debtor’s Taxpayer I.D. No.: 38-4056101
Name of Secured Party: TPG Specialty Lending, Inc., as Agent
Secured Party’s Address: 2100 McKinney Avenue, Suite 1030, Dallas, TX 75201
Collateral Covered by Financing Statement: As described in Section 1.3
Place of Filing: To be filed in the Official Records of Charlotte County, Florida
Description of Real Property to which Collateral is Related: See attached Exhibit A
Owner of Record of the Real Property is: Sunseeker Florida, Inc.
Section 1.5.    Pledges of Monies Held. To the extent provided for in the Loan Agreement, Borrower hereby pledges to Agent and grants Agent (for the benefit of Lender) a security interest in any and all monies now or hereafter held by Agent or Lender or on behalf of Agent or Lender in connection with the Loan, including, without limitation, any sums deposited in the Accounts and the Net Proceeds, as additional security for the Obligations until expended or applied as provided in this Security Instrument and the other Loan Documents.
Section 1.6.    Grants to Agent. This Security Instrument and the grants, assignments and transfers made to Agent (for the benefit of Lender) in this Article 1 shall inure to Agent (for the benefit of Lender).
CONDITIONS TO GRANT
TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Agent and its successors and assigns, forever;
PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay and perform the Obligations (including the payment of the Debt) at the time and in the manner provided in this Security Instrument, the Note, the Loan Agreement and the other Loan Documents, and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower’s obligation to indemnify and hold harmless Agent and Lender shall survive any such payment or release. Any release or satisfaction of this Security Instrument executed by Agent shall operate pursuant to its terms without the need of a joinder in such release or satisfaction of Lender not so executing such release or satisfaction. Any release or satisfaction of this Security Instrument shall operate pursuant to its terms notwithstanding any obligation of Borrower to indemnify and hold harmless Agent and Lender which may survive such release or satisfaction.
ARTICLE 2
DEBT AND OBLIGATIONS SECURED
Section 2.1.    Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.
Section 2.2.    Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (collectively, the “Other Obligations”):
(a)    the performance of all other obligations of Borrower contained herein;
(b)    the performance of each obligation of Borrower contained in the Loan Agreement and in each other Loan Document; and

(c)    the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.
Section 2.3.    Debt and Other Obligations. Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”
Section 2.4.    Loan Repayment. Without limiting any restrictions or conditions regarding the repayment of the Debt, this Security Instrument may be satisfied and discharged by Borrower only in accordance with the terms and provisions set forth in the Loan Agreement.
ARTICLE 3
BORROWER COVENANTS
Borrower covenants and agrees that throughout the term of the Loan:
Section 3.1.    Payment of Debt. Borrower shall pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.
Section 3.2.    Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note, and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein. In the event of any conflict between the provisions of the Loan Agreement and the provisions of this Security Instrument, the provisions of the Loan Agreement shall control.
Section 3.3.    Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.
Section 3.4.    Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property, once installed, shall not be removed, demolished or materially altered (except for normal replacement or removal of the Fixtures, the Equipment or the Personal Property, tenant finishes and refurbishment of the Improvements) without the reasonable consent of Agent or as otherwise may be expressly permitted under the Loan Agreement. Borrower shall diligently pursue, in the manner provided for in the Loan Agreement, the repair, replacement or rebuilding of any part of the Property which may be destroyed by any Casualty, or become damaged, worn or dilapidated or which may be affected by any Condemnation, all as more particularly set forth in the Loan Agreement (including with respect to any limitations set forth therein) and shall complete and pay for any structure at any time in the process of construction or repair on the Land.
Section 3.5.    Waste. Borrower shall not commit or suffer any waste of the Property, or make any change in the use of the Property which will in any way increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value, use or utility of the Property or the security of this Security Instrument. Borrower shall not, without the prior written consent of Agent, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
Section 3.6.    Payment for Labor and Materials.
(a)    Subject to Section 3.6(b) hereof, Borrower (i) will promptly pay, when properly due and payable, all bills and costs for labor, materials and specifically fabricated materials (“Labor and Material Costs”) incurred in connection with the Property, (ii) never, except to the extent permitted under the Loan Agreement, permit to exist beyond the due date thereof in respect of the Property, or any part thereof, any Lien or security interest, even though inferior to the Liens and security interests created hereby and by the other Loan Documents, and (iii) never, except to the extent expressly permitted under the Loan Agreement, permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests created hereby and by the other Loan Documents, except for the Permitted Encumbrances.
(b)    After prior written notice to Agent, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted at all times in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that: (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents; (ii) such proceeding shall suspend the collection of the Labor and Material Costs from Borrower and from the Property or Borrower shall have paid all of the Labor and Material Costs under protest; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower or Agent shall have allocated a portion of the Additional Reserve to such contested Labor and Material Costs in the manner provided for under Section 7.7 of the Construction Loan Agreement, (v) such contest by Borrower shall not adversely affect the ownership, use or occupancy of the Property; and (vi) such contest by Borrower shall not subject Agent or Borrower to civil or criminal liability (other than the civil liability of Borrower for the amount of the Labor and Material Costs in question plus interest and recoverable costs).
(c)    Notwithstanding the foregoing, it shall not be a default under the terms and conditions of this Section 3.6 if, in respect of a statutory construction lien, mechanic’s or materialman’s lien asserted against the Property for Labor and Material Costs (each, a “Mechanic’s Lien”): (i) Borrower shall have provided Agent with written notice of such Mechanic’s Lien within ten (10) days of obtaining knowledge thereof; (ii) within thirty (30) days of obtaining knowledge of the filing of any Mechanic’s Lien, Borrower shall have transferred the Mechanic’s Lien to security in the manner provided for in Fla. Stat. §713.24 utilizing funds from the Additional Reserve Account; (iii) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents; (iv) Borrower shall at all times diligently prosecute the discharge of such Mechanic’s Lien, and shall update Agent regarding the status of same from time to time upon Agent’s request; (v) neither the Property nor any part thereof nor any interest therein shall be in imminent danger of being sold, forfeited, terminated, canceled or lost; (vi) Borrower shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property; (vii) such contest by Borrower shall not adversely affect the ownership, use or occupancy of the Property, (viii) such contest by Borrower shall not subject Agent or Borrower to civil or criminal liability (other than the civil liability of Borrower for the amount of the Lien in question plus interest and recoverable costs); and (ix) Borrower has not consented to such Mechanic’s Lien.
(d)    Without limiting and in addition to the foregoing, Borrower and Agent may allocate portions of the Additional Reserve to Labor and Materials Costs and Mechanic’s Liens in the manner provided for under the Loan Agreement, with the provisions of the Loan Agreement to control in the event of any conflict between the Loan Agreement and this Security Instrument.
Section 3.7.    Performance of Other Agreements. Borrower shall observe and perform each and every term, covenant and provision to be observed or performed by Borrower pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property, and any amendments, modifications or changes thereto.
ARTICLE 4
OBLIGATIONS AND RELIANCES
Section 4.1.    Relationship of Borrower and Lender. The relationship between Borrower and Lender and Agent is solely that of debtor and creditor, and Lender and Agent have no fiduciary or other special relationship with Borrower, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument or the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender and Agent to be other than that of debtor and creditor.
Section 4.2.    No Reliance on Lender. The general partners, members, principals and (if Borrower is a trust) beneficial owners and/or managers of Borrower or the foregoing, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender and Agent are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s or Agent’s expertise, business acumen or advice in connection with the Property.
Section 4.3.    No Lender Obligations.
(a)    Notwithstanding the provisions of Sections 1.1 and 1.2, Lender and Agent are not undertaking the performance of (i) any obligations under the Leases, or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses or other documents.
(b)    By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender or Agent pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Lender and Agent shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender or Agent.
Section 4.4.    Reliance. Borrower recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Agent and Lender are expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Agent or Lender; that such reliance existed on the part of Agent and Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in making the Loan; that Lender would not be willing to make the Loan; and that Agent would not be willing to accept this Security Instrument in the absence of the warranties and representations as set forth in the Loan Agreement.
ARTICLE 5
FURTHER ASSURANCES
Section 5.1.    Recording of Security Instrument, Etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a Lien or security interest or evidencing the Lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the Lien or security interest hereof upon, and the interest of Agent (for the benefit of Lender) in, the Property. Borrower shall pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of any of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of any of the foregoing documents, except where prohibited by law so to do.
Section 5.2.    Further Acts, Etc. Borrower shall, at the cost of Borrower, and without expense to Agent or Lender, within five (5) Business Days after demand by Agent, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Agent shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Agent the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Agent (for the benefit of Lender), or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements; provided, however, in no event shall any such documents or acts increase Borrower’s obligations, or decrease Borrower’s rights, under the Loan

Documents. Borrower, on written demand from Agent, will execute and deliver, and in the event it shall fail, within ten (10) Business Days of such demand to so execute and deliver, hereby authorizes Agent to execute in the name of Borrower or without the signature of Borrower to the extent Agent may lawfully do so, one or more financing statements to evidence more effectively the security interest of Agent (for the benefit of Lender) in the Property. Borrower grants to Agent (for the benefit of Lender) an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting such rights and remedies available to Agent pursuant to this Section 5.2.
Section 5.3.    Changes in Tax, Debt, Credit and Documentary Stamp Laws.
(a)    If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Agent’s interest in the Property, Borrower shall pay the tax, with interest and penalties thereon, if any. If Agent is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Agent or unenforceable or provide the basis for a defense of usury, then Agent shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
(b)    Borrower shall not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Agent shall have the option, by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.
(c)    If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or shall impose any other tax or charge on the same, Borrower shall pay for the same, with interest and penalties thereon, if any.
Section 5.4.    Splitting of Security Instrument. Subject to the terms and conditions contained in the Loan Agreement, this Security Instrument and the Note may, at any time until the same shall be fully paid and satisfied, at the sole election of Agent, be split or divided into two or more notes and two or more mortgages, in such denominations as Agent shall determine in its sole discretion (subject to the following sentence), each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Agent, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Agent, Lender and/or their designee or designees, substitute notes and mortgages in such principal amounts, aggregating not more than the then unpaid principal amount of the Note, and containing terms, provisions and clauses substantively similar to and consistent with those contained herein and in the Note, and such other documents and instruments as may be reasonably required by Agent but in no case imposing any additional burden on Borrower or the Property. In connection with the preparation, review, execution and delivery of documents pursuant to this Section 5.4, Borrower shall only be required to pay its de minimis expenses with Lender paying Borrower’s expenses in excess of de minimis expenses.
Section 5.5.    Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note or such other Loan Document, Borrower shall issue, in lieu thereof, a replacement Note or a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. In connection with the preparation, review, execution and delivery of documents pursuant to this Section 5.5, Borrower shall only be required to pay its de minimis expenses with Lender paying Borrower’s expenses in excess of de minimis expenses.
ARTICLE 6
DUE ON SALE/ENCUMBRANCE

Section 6.1.    Lender Reliance. Borrower acknowledges that Agent and Lender have examined and relied on the experience of Borrower and the other Borrower Related Parties in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for the payment and performance of the Obligations, including the repayment of the Debt. Borrower acknowledges that Agent and Lender have a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the payment and/or performance of the Obligations, including the repayment of the Debt, Agent can recover the Debt by a sale of the Property.
Section 6.2.    No Transfer. Borrower shall not permit or suffer any Transfer to occur except in accordance with the terms of the Loan Agreement.
ARTICLE 7
RIGHTS AND REMEDIES UPON DEFAULT
Section 7.1.    Remedies. Upon the occurrence and during the continuance of any Event of Default as defined in the Loan Agreement, Borrower agrees that Agent may, at its option, take such lawful action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Agent:
(a)    declare the entire unpaid Debt to be immediately due and payable;
(b)    institute proceedings for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c)    with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;
(d)    sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof, all as may be required or permitted by law; and, without limiting the foregoing:
(i)    In connection with any sale or sales hereunder, to the extent permitted by applicable law, Agent shall be entitled to elect to treat any of the Property which consists of (x) a right in action, or (y) property that can be severed from the Real Property covered hereby, or (z) any improvements (without causing structural damage thereto), as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Real Property. Where the Property consists of Real Property, Personal Property, Equipment or Fixtures, whether or not such Personal Property or Equipment is located on or within the Real Property, Agent shall be entitled to elect to exercise its rights and remedies against any or all of the Real Property, Personal Property, Equipment and Fixtures in such order and manner as is now or hereafter permitted by applicable law;
(ii)    Agent shall be entitled to elect to proceed against any or all of the Personal Property and Equipment in any manner permitted under applicable law; and if Agent so elects pursuant to applicable law, the power of sale herein granted shall be exercisable with respect to all or any of the Personal Property and Equipment covered hereby, as designated by Agent and Agent is hereby authorized and empowered to conduct any such sale of any Personal Property and Equipment in accordance with the procedures applicable to Real Property; and
(iii)    If the Property consists of several lots, parcels or items of property, Agent shall, subject to applicable law, (A) designate the order in which such lots, parcels or items shall be offered for sale or sold, or (B) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales, or in any other manner Agent designates in Agent’s sole discretion. Any Person, including Borrower, Agent or Lender, may purchase at any sale hereunder. Should Agent desire that more than one sale or other disposition of the Property be conducted, Agent shall, subject to applicable law, cause such sales or dispositions to be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Agent may designate, and no such sale shall terminate or otherwise affect the Lien of this Security Instrument on any part of the Property not sold until all the Obligations have been satisfied in full. In the event Agent elects to dispose of the Property through more than one sale, except as otherwise provided by applicable law, Borrower agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein such sale may be made;
(e)    institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, in the Loan Agreement or in the other Loan Documents;
(f)    recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g)    apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any guarantor or indemnitor with respect to the Loan or any Person otherwise liable for the payment of the Debt or any part thereof;
(h)    the license granted to Borrower under Section 1.2 hereof may be revoked by Agent and, upon such revocation and subject to and in accordance with applicable law, Agent may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Agent upon demand, and thereupon Agent may, subject to compliance with all provisions of applicable law (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Agent deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Agent, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Agent or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment and performance of the Obligations (including, without limitation, the payment of the Debt), in such order, priority and proportions as Agent shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees and costs) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Agent, its counsel, agents and employees as and to the extent provided for in the Loan Agreement;
(i)    exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and/or the Personal Property, or any part thereof, and to take such other measures as Agent may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Borrower, at its sole cost and expense, to assemble the Fixtures, the Equipment and/or the Personal Property and make it available to Agent at a convenient place acceptable to Agent;
(j)    apply any sums then deposited or held in the Accounts, in escrow or otherwise by or on behalf of Agent in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole discretion:

(i)    Taxes and Other Charges;
(ii)    Insurance Premiums;
(iii)    Interest on the unpaid principal balance of the Note;
(iv)    Amortization of the unpaid principal balance of the Note; and/or
(v)    All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, any Minimum Yield Fee, if applicable, and advances made by Agent pursuant to the terms of this Security Instrument;
(k)    pursue such other remedies as Agent may have under applicable law; and/or
(l)    apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Agent shall deem to be appropriate in its sole discretion.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a Lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.
Section 7.2.    Application of Proceeds. The purchase money proceeds and avails of any disposition of the Property or any part thereof, or any other sums collected by Agent pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Agent to the payment of the Obligations in such priority and proportions as determined by Agent in its sole discretion exercised in good faith in a manner consistent with the provisions of the Loan Agreement.
Section 7.3.    Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Agent may, but without any obligation to do so and upon notice to or demand on Borrower concurrently with or within a reasonable period after taking such action, and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Agent may deem necessary to protect the security hereof. Agent is authorized to enter upon the Property for such purposes, or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or to collect the Debt, and the cost and expense thereof (including attorneys’ fees and expenses, to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Agent upon demand. All such costs and expenses incurred by Agent or Lender in remedying any Event of Default or such failed payment or act or in appearing in, defending or bringing any such action or proceeding, as hereinabove provided, shall bear interest at the Default Rate, for the period beginning on the first day after notice from Agent that such cost or expense was incurred and continuing until the date of payment to Lender. All such costs and expenses incurred by Agent or Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and to be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Agent therefor.
Section 7.4.    Actions and Proceedings. Agent shall have the right to appear in and defend any action or proceeding brought with respect to the Property and, if Borrower should fail to do so after prior written notice from Agent and the expiration of fifteen (15) Business Days (or such lesser time as may be required to preserve Agent’s rights), to bring any action or proceeding to protect its interests in the Property, in the name and on behalf of Borrower, which Agent, in its sole discretion, decides should be brought to protect its interest in the Property.
Section 7.5.    Recovery of Sums Required to be Paid. Agent shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Agent thereafter to bring an action of foreclosure, or any other action, for any Default or Event of Default by Borrower existing at the time such earlier action was commenced.
Section 7.6.    Examination of Books and Records. The provisions of Sections 5.1.12(a) and 5.1.12(d) of the Loan Agreement are hereby incorporated by reference mutatis mutandis.
Section 7.7.    Other Rights, Etc.
(a)    The failure of Agent or Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Agent or Lender to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Agent or Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.
(b)    It is agreed that the risk of loss or damage to the Property is on Borrower, and Agent shall have no liability whatsoever for any decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Agent shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Agent’s possession.
(c)    Agent may resort for the payment and performance of the Obligations (including, but not limited to, the payment of the Debt) to any other security held by Agent in such order and manner as Agent, in its discretion, may elect. Agent may take action to recover the Debt, or any portion thereof, or to enforce the Other Obligations or any covenant hereof, without prejudice to the right of Agent thereafter to foreclose this Security Instrument. The rights of Agent under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Agent shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Agent shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 7.8.    Right to Release Any Portion of the Property. Agent may release any portion of the Property for such consideration as Agent may require without, as to the remainder of the Property, in any way impairing or affecting the Lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Debt shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and Agent may accept by assignment, pledge or otherwise any other property in place thereof as Agent may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a Lien and security interest in the remaining portion of the Property.
Section 7.9.    Violation of Laws. If the Property is not in full compliance with all Legal Requirements, Agent may impose additional requirements upon Borrower in connection herewith, including, without limitation, monetary reserves or financial equivalents.
Section 7.10.    Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument, the Loan Agreement or the other Loan Documents, including, without limitation, Section 9.4 of the Loan Agreement, Agent and the other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of (i) Borrower contained in the Loan Documents and (ii) to the extent that the obligation is one which is the responsibility of a guarantor or indemnitor pursuant to any guaranty or indemnity signed by such guarantor or indemnitor, any guarantor or indemnitor with respect to such instrument, in each case without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise, and in the event Lender commences a foreclosure action against the Property, Agent shall be entitled to pursue a deficiency judgment against (i) Borrower with respect to the Loan, and (ii) any guarantor or indemnitor with respect to their respective obligations under the Loan Documents (if any), in each case as applicable. Notwithstanding anything to the contrary set forth herein, (i) Borrower is fully and personally liable for the Obligations and (ii) any guarantor or indemnitor is fully and personally liable for their respective obligations under any guaranty or indemnity agreement signed by any such guarantor or indemnitor. The liability of Borrower with respect to the Obligations is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Agent from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and/or the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Borrower with respect to the Obligations, whether or not an action is brought against any other Person and whether or not any other Person is joined in such action or actions. In addition, Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in the Environmental Indemnity.
Section 7.11.    Right of Entry. To the extent permitted by and in accordance with the Loan Documents and applicable law, Agent and its agents shall have the right to enter and inspect the Property at all reasonable times.
ARTICLE 8
INDEMNIFICATION
Section 8.1.    General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, attorneys’ fees and other costs of defense) (collectively, the “Losses”), imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Obligations (including, but not limited to, the Debt) and the Note, the Loan Agreement, this Security Instrument and/or any other Loan Document; (c) any and all lawful action that may be taken by Agent or Lender in connection with the enforcement of the provisions of this Security Instrument or the Loan Agreement or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any guarantor or indemnitor and/or any partner, member, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, non-use or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or to be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any of the Indemnified Parties of the provisions of this Article 8; (k) any and all claims and demands whatsoever which may be asserted against Agent or Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Borrower (or any affiliate thereof) which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Borrower in this Security Instrument or in any other Loan Document; provided, however, Borrower shall not indemnify Agent or Lender from any loss or expense arising from Agent’s or Lender’s willful misconduct, illegal acts, fraud or gross negligence. Any amounts payable to Agent or Lender by reason of the application of this Section 8.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date any Loss is sustained by Agent or Lender until such amounts and any applicable interest are paid. For purposes of this Article 8, the term “Indemnified Parties” means (A) Agent, Lender and any Person who is or will have been involved in the origination of the Loan, (B) any Person who is or will have been involved in the servicing of the Loan secured hereby, including without limitation, the Servicer,

(C) any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, (D) Persons who may hold or acquire or will have held a full or partial interest in the Loan, and (E) the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan, and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Agent’s or Lender’s assets and business).
Section 8.2.    Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes and except as set forth in Section 5.4 and Section 5.5.
Section 8.3.    ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and/or settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Agent’s sole discretion) that Agent or Lender may incur, directly or indirectly, as a result of a default under Section 5.2.9 of the Loan Agreement.
Section 8.4.    Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend the Indemnified Party(ies) (if requested by any Indemnified Party, in the name of the Indemnified Party) against any claim for which indemnification is required hereunder, by attorneys and other professionals approved by Agent. Notwithstanding the foregoing, (a) upon the occurrence and during the continuation of an Event of Default, or (b) if any Indemnified Party determines that (i) Borrower’s attorneys and professionals are not defending any claim or proceeding in a manner reasonably acceptable to Indemnified Parties, or (ii) their interests, in connection with any claims or proceedings, conflict with those of Borrower, such Indemnified Party may engage its own set of attorneys and other professionals for such claim to defend or assist them, Borrower’s attorneys shall consult in all respects with Indemnified Parties’ law firm with respect to such claim or proceeding and no compromise or settlement shall be entered without Agent’s consent, which consent shall not be unreasonably withheld. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
ARTICLE 9
WAIVERS
Section 9.1.    Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Agent or Lender arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents or the Obligations.
Section 9.2.    Marshaling and Other Matters. To the extent permitted by applicable law, Borrower hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, to the extent permitted by applicable law, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument.

Section 9.3.    Waiver of Notice. To the extent permitted by applicable law, Borrower shall not be entitled to any notices of any nature whatsoever from Agent, except with respect to matters for which this Security Instrument or the Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower, and except with respect to matters for which Agent is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Agent with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Agent to Borrower.
Section 9.4.    Waiver of Statute of Limitations. To the extent permitted by applicable law, Borrower hereby expressly waives and releases its right to plead any statute of limitations as a defense to the payment and performance of the Obligations (including, without limitation, the payment of the Debt).
Section 9.5.    Waiver of Jury Trial. BORROWER, AGENT AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS SECURITY INSTRUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AGENT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, AGENT AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, AGENT AND LENDER.
Section 9.6.    Survival. The indemnifications made pursuant to Article 8 herein shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by (a) any satisfaction, release or other termination of this Security Instrument or any other Loan Document (except that upon such satisfaction, release or other termination the lien of this Security Interest so satisfied, released or terminated shall no longer exist), (b) any assignment or other transfer of all or any portion of this Security Instrument or any other Loan Document or Agent’s interest in the Property (but, in such case, such indemnifications shall benefit both the Indemnified Parties and any such assignee or transferee), (c) any exercise of Agent’s rights and remedies pursuant hereto, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Agent following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), (d) any amendment to this Security Instrument, the Loan Agreement, the Note or any other Loan Document, and/or (e) any act or omission that might otherwise be construed as a release or discharge of Borrower from the Obligations or any portion thereof.
ARTICLE 10
INTENTIONALLY OMITTED
ARTICLE 11
NOTICES
All notices, demands, requests consents, approvals or other communications required, permitted or desired to be given hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
ARTICLE 12
APPLICABLE LAW
Section 12.1.    Governing Law; Jurisdiction; Service of Process.
(a)    THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL

RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT, AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) (EXCLUDING THE LIEN LAW OF THE STATE OF NEW YORK) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED BY THIS SECURITY INSTRUMENT IN REAL AND PERSONAL PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER, AGENT AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT, AND THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS SECURITY INSTRUMENT, THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE LIEN LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS SECURITY INSTRUMENT AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.
(c)    THE PROCEDURES GOVERNING THE ENFORCEMENT BY AGENT OF ITS FORECLOSURE AND PROVISIONAL REMEDIES AGAINST BORROWER UNDER THIS SECURITY INSTRUMENT WITH RESPECT TO THE REAL PROPERTY OR OTHER ASSETS SITUATED IN FLORIDA, INCLUDING BY WAY OF ILLUSTRATION, BUT NOT LIMITATION, ACTIONS FOR FORECLOSURE, REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.
(d)     ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST AGENT, LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT AGENT’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER, AGENT AND LENDER WAIVE ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER, AGENT AND LENDER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CHRISTY SCHAEFFER
MANAGING CLERK
GREENBERG TRAURIG
METLIFE BUILDING
200 PARK AVE
NEW YORK, NEW YORK 10166
AS ITS AUTHORIZED AGENT FOR PERSONAL SERVICE OF PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER FURTHER AGREES THAT PERSONAL SERVICE OF PROCESS UPON SAID AGENT AT AGENT’S ADDRESS IN THE STATE OF NEW YORK SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, IF ANY, AND (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT IN THE STATE OF NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS). NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.

Section 12.2.    Usury Laws. Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower, Agent and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed to constitute interest, the interest contracted for, charged or received by Agent or Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Agent or Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.
Section 12.3.    Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 13
DEFINITIONS
Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in the singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Agent” shall mean “Agent and any successor or assign as Agent,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Agent or Lender in protecting their interest in the Property, the Leases and/or the Rents and/or in enforcing their rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE 14
MISCELLANEOUS PROVISIONS
Section 14.1.    No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Agent, but only by an agreement in writing signed by the party(ies) against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 14.2.    Successors and Assigns.
(a)    This Security Instrument shall be binding upon, and shall inure to the benefit of, Borrower and Agent and their respective successors and permitted assigns, as set forth in the Loan Agreement. Agent shall have the right to assign or transfer its rights under this Security Instrument in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Agent shall be entitled to all the benefits afforded to Agent under this Security Instrument. Borrower shall not have the right to assign or transfer its rights or obligations under this Security Instrument without the prior written consent of Agent, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.
(b)    Agent shall at all times be the same Person that is Agent under the Loan Agreement. Written notice of resignation by Agent pursuant to Section 11.9 of the Loan Agreement shall also constitute notice of resignation as Agent under this Security Agreement. Removal of Agent pursuant to any provision of the Loan Agreement shall also constitute removal as Agent under this Security Agreement. Appointment of a successor Agent pursuant to Section 11.9 of the Loan Agreement shall also constitute appointment of a successor Agent under this Security Instrument. Upon the acceptance of any appointment as Agent by a successor Agent under Section 11.9 of the Loan Agreement, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Agent under this Security Agreement, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Security Agreement and the Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Security Agreement and the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Agent hereunder.
Section 14.3.    Inapplicable Provisions. If any provision of this Security Instrument is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Security Instrument, such provision shall be fully severable and this Security Instrument shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Security Instrument, and the remaining provisions of this Security Instrument shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Security Instrument, unless such continued effectiveness of this Security Instrument, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 14.4.    Headings, Etc. The headings and captions of the various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 14.5.    Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Agent shall be subrogated to all of the rights, claims, liens, titles and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles and interests, if any, are not waived, but rather are continued in full force and effect in favor of Agent and are merged with the Lien and security interest created herein as cumulative security for the payment, performance and discharge of the Obligations (including, but not limited to, the payment of the Debt).

Section 14.6.    Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower, Agent and Lender with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Borrower, Agent and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Agent or Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.
Section 14.7.    Characterization of Advances. The determination of whether any advance made by Lender is an Advance shall not be affected by whether Lender maintains separate records specifically identifying Advances as such.
Section 14.8.    Limitation on Lender’s and Agent’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Agent or Lender, nor shall it operate to make Agent or Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Agent or Lender a “mortgagee in possession.”
Section 14.9.    Recitals. The recitals hereof are a part hereof, form a basis for this Security Instrument and shall be considered prima facie evidence of the facts and documents referred to therein.
ARTICLE 15
STATE-SPECIFIC PROVISIONS
Section 15.1.    Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 15 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 15 shall control and be binding.
Section 15.2.    Compliance with Mortgage Foreclosure Law. In the event that any provision of this Security Instrument shall be inconsistent with any provision of the statutes or common law of the State of Florida governing the foreclosure of this Security Instrument (collectively, the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Security Instrument but shall not invalidate or render unenforceable any other provision of this Security Instrument that can be construed in a manner consistent with the Foreclosure Laws.
Section 15.3.    Future Advances. This Security Instrument shall secure the Obligations as specified in this Security Instrument, and such future advances or additional advances as may be made by Agent or Lender, in its sole and absolute discretion, to Borrower or its successors or assigns in title, for any purpose, provided that all such advances are (i) mutually agreed to between Agent or Lender and Borrower or its successor or assign, or (ii) otherwise made pursuant to the terms of the Loan Documents. In addition to the foregoing, each such future or additional advance shall be made within twenty (20) years from the date of this Security Instrument or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Security Instrument. The total amount of indebtedness secured by this Security Instrument may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the face amount of the Note, plus interest thereon and any disbursements made under this Security Instrument for the payment of impositions, taxes, assessments, levies, insurance, or otherwise with interest on such disbursements, plus any increase in the principal balance as the result of negative amortization or deferred interest, if any. All such future advances shall be secured to the same extent as if made on the date of the execution of this Security Instrument and this Security Instrument shall secure the payment of such amounts and additional advances made from time to time pursuant thereto, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Security Instrument. It is agreed that any additional sum or sums advanced by Lender shall be equally secured with and have the same priority as the original indebtedness and shall be subject to all of the terms, provisions and conditions of this Security Instrument, whether or not such additional loans or advances are evidenced by other promissory notes or other guaranties of Borrower and whether or not identified by a recital that it or they are secured by this Security Instrument. Without the prior written consents of Agent, which Agent may grant or withhold in its sole discretion, Borrower shall not file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument to a sum less than the maximum principal amount set forth in this Section 15.3 and agrees that any such notice, if filed, shall be null and void. It is understood and agreed that this future advance provision shall not be construed to obligate Lender to make any such additional loans or advances. Borrower hereby expressly waives and relinquishes any rights granted under Section 697.04, Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Security Instrument at any time during the term of this Security Instrument.
Section 15.4.    Construction Loan. This Security Instrument is a “construction mortgage” for the purposes of the Uniform Commercial Code, partially to secure an obligation incurred for the construction of Improvements on the Land. This Security Instrument secures a construction loan, and Borrower hereby covenants that it will comply with all of the terms, provisions and covenants of the Loan Agreement so that Borrower shall diligently construct the Improvements to be built pursuant to the terms thereof. Any materials, equipment or supplies used or intended for use in the construction, development or operation of the Land, whether stored on or off the Land, shall also be subject to the lien of this Security Instrument.
Section 15.5.    Assignment of Rents. The assignment of rents contained in this Security Instrument is intended to, and does, constitute an assignment of rents as contemplated in Section 697.07, Florida Statutes. If an Event of Default then exists, Lender shall be entitled to the remedies provided in Section 697.07, Florida Statutes, in addition to all rights and remedies, whether procedural or substantive, in effect at the time of execution or enforcement of this Security Instrument. Nothing contained in this Section 15.5 will diminish, alter, impair, or affect any other rights and remedies of Agent or Lender, including but not limited to, the appointment of a receiver, nor will any provision herein, diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth elsewhere in this Security Instrument. In addition, this assignment of rents will be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Borrower to Agent or Lender, and will be in addition to any rights arising under Section 697.07, Florida Statutes. Further, except for the notices required hereunder, if any, Borrower waives any notice of default or demand for turnover of Rents by Agent or Lender, together with any rights under Section 697.07, Florida Statutes, to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.
[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Borrower as of the day and year first above written.

WITNESS /s/ Scott Sheldon Print: Scott Sheldon /s/ Greg Anderson Print: Greg Anderson	BORROWER SUNSEEKER FLORIDA, INC., a Florida corporation By: /s/ John Redmond Name: John Redmond Title: President

STATE OF ________________    )
    )
COUNTY OF ______________    )
This instrument was acknowledged before me on this __ day of March, 2019, by _________________, as _______________ of ___________________________ on behalf of said company. Said person is personally known to me or has produced a valid driver’s license as identification
/s/ Alexia Canetti
Printed Name: Alexia Canetti Notary Public in and for the State of Nevada My commission expires: January 13, 2020

[Signature Page to Mortgage]

EXHIBIT A LEGAL DESCRIPTION
A PORTION OF LASTINGERS ADDITION TO CHARLOTTE HARBOR, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 22, OF THE PUBLIC RECORDS OF CHARLOTTE COUNTY, FLORIDA AND A PORTION OF CHARLOTTE HARBOR SUBDIVISION, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 29, OF THE PUBLIC RECORDS OF CHARLOTTE COUNTY, FLORIDA AND A PORTION OF SECTION 36, TOWNSHIP 40 SOUTH, RANGE 22 EAST, CHARLOTTE COUNTY, FLORIDA, BEING MORE SPECIFICALLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE SOUTHWEST CORNER OF BLOCK 12, SAID CHARLOTTE HARBOR SUBDIVISION; THENCE NORTH 19°14'06" EAST ALONG THE EAST RIGHT-OF-WAY OF MAIN STREET (60' WIDE), A DISTANCE OF 827.98 FEET TO THE NORTHWEST CORNER OF BLOCK 19, SAID CHARLOTTE HARBOR SUBDIVISION; THENCE SOUTH 70°29'22" EAST ALONG THE NORTH LINE OF SAID BLOCK 19, A DISTANCE OF 5.09 FEET TO THE SOUTHWEST RIGHT-OF WAY LINE OF U.S. HIGHWAY #41 (STATE ROAD #45 TAMIAMI TRAIL 200' WIDE), SAID POINT BEING A POINT ON A CURVE TO THE RIGHT HAVING AS ELEMENTS A RADIUS OF 11,459.16 FEET, A CENTRAL ANGLE OF 0°23'16", A CHORD LENGTH OF 77.56 FEET AND A CHORD BEARING OF SOUTH 39°03'54" EAST; THENCE ALONG THE ARC OF CURVE AND SAID RIGHT-OF-WAY, A DISTANCE OF 77.56 FEET TO THE POINT OF TANGENCY; THENCE SOUTH 38°52'16" EAST ALONG SAID RIGHT-OF-WAY, A DISTANCE OF 2,407.31 FEET; THENCE SOUTH 51°07'44" WEST ALONG SAID RIGHT-OF-WAY, A DISTANCE OF 25.00 FEET; THENCE SOUTH 38°52'16" EAST ALONG SAID RIGHT-OF-WAY, A DISTANCE OF 150.00 FEET TO THE SOUTHEAST BOUNDARY OF LANDS DESCRIBED IN O.R. BOOK 2439, PAGE 1746; THENCE SOUTH 51°07'44" WEST ALONG SAID SOUTHEAST BOUNDARY, A DISTANCE OF 125.00 FEET TO THE SOUTHWEST BOUNDARY OF LANDS DESCRIBED IN O.R. BOOK 2439, PG. 1746; THENCE NORTH 38°52'16" WEST ALONG SAID SOUTHWEST BOUNDARY, A DISTANCE OF 150.00 FEET TO THE WESTERNMOST CORNER OF LANDS DESCRIBED IN O.R. BOOK 2439, PG. 1746, SAID POINT ALSO BEING THE SOUTHERNMOST CORNER OF LANDS DESCRIBED IN O.R. BOOK 281, PG. 390; THENCE NORTH 54° 51'08" WEST ALONG THE SOUTHWEST BOUNDARY OF LANDS DESCRIBED IN O.R. BOOK 281, PG. 390 AND O.R. BOOK 284, PG. 441, A DISTANCE OF 312.06 FEET TO THE WESTERNMOST CORNER OF LANDS DESCRIBED IN O.R. BOOK 284, PG. 441; THENCE NORTH 51°07'44" EAST ALONG THE NORTHWEST BOUNDARY OF SAID LANDS DESCRIBED IN O.R. BOOK 284, PG. 441, A DISTANCE OF 116.94 FEET TO THE MEAN HIGH WATER LINE OF CHARLOTTE HARBOR (ELEVATION = 0.11 FEET NORTH AMERICAN VERTICAL DATUM OF 1988); THENCE ALONG SAID MEAN HIGH WATER LINE THE FOLLOWING COURSES:
N36°58'24"W, A DISTANCE OF 25.28 FEET; THENCE N35°49'04"W, A DISTANCE OF 27.01 FEET; THENCE N39°36'44"W, A DISTANCE OF 27.37 FEET; THENCE N39°08'58"W, A DISTANCE OF 27.96 FEET; THENCE N43°41'59"W, A DISTANCE OF 26.93 FEET; THENCE N44°00'33"W, A DISTANCE OF 27.61 FEET; THENCE N45°59'20"W, A DISTANCE OF 27.05 FEET; THENCE N44°17'34"W, A DISTANCE OF 26.36 FEET;

A-1

THENCE N50°56'54"W, A DISTANCE OF 26.59 FEET; THENCE N51°50'10"W, A DISTANCE OF 27.56 FEET; THENCE N53°02'45"W, A DISTANCE OF 26.56 FEET; THENCE N56°41'59"W, A DISTANCE OF 16.11 FEET; THENCE N60°13'22"W, A DISTANCE OF 28.86 FEET; THENCE N48°04'45"W, A DISTANCE OF 26.27 FEET; THENCE N52°56'34"W, A DISTANCE OF 25.46 FEET; THENCE N56°24'22"W, A DISTANCE OF 27.24 FEET; THENCE N58°05'23"W, A DISTANCE OF 25.86 FEET; THENCE N57°27'00"W, A DISTANCE OF 25.71 FEET; THENCE N62°42'18"W, A DISTANCE OF 26.11 FEET; THENCE N66°17'54"W, A DISTANCE OF 26.00 FEET; THENCE N74°37'47"W, A DISTANCE OF 29.46 FEET; THENCE N84°13'31"W, A DISTANCE OF 9.78 FEET; THENCE S78°15'04"W, A DISTANCE OF 21.18 FEET; THENCE S20°12'00"W, A DISTANCE OF 86.19 FEET; THENCE N70°46'31"W, A DISTANCE OF 4.20 FEET; THENCE N26°03'04"E, A DISTANCE OF 0.88 FEET; THENCE N65°39'51"W, A DISTANCE OF 38.06 FEET; THENCE N65°28'49"W, A DISTANCE OF 58.38 FEET; THENCE N65°38'13"W, A DISTANCE OF 111.21 FEET; THENCE N65°27'22"W, A DISTANCE OF 68.88 FEET; THENCE N24°20'37"E, A DISTANCE OF 3.00 FEET; THENCE N48°22'22"W, A DISTANCE OF 30.05 FEET; THENCE N53°16'08"W, A DISTANCE OF 26.99 FEET; THENCE N55°19'47"W, A DISTANCE OF 25.39 FEET; THENCE N54°47'11"W, A DISTANCE OF 26.56 FEET; THENCE N53°13'24"W, A DISTANCE OF 29.21 FEET; THENCE N55°43'46"W, A DISTANCE OF 27.04 FEET; THENCE N56°25'21"W, A DISTANCE OF 27.16 FEET; THENCE N53°08'34"W, A DISTANCE OF 28.01 FEET; THENCE N54°57'09"W, A DISTANCE OF 26.68 FEET; THENCE N56°23'10"W, A DISTANCE OF 49.93 FEET; THENCE N59°33'36"W, A DISTANCE OF 12.13 FEET; THENCE N55°31'48"W, A DISTANCE OF 11.25 FEET; THENCE N66°32'58"W, A DISTANCE OF 12.17 FEET; THENCE N58°00'30"W, A DISTANCE OF 11.72 FEET; THENCE N67°07'36"W, A DISTANCE OF 10.66 FEET; THENCE N50°01'57"W, A DISTANCE OF 12.48 FEET; THENCE N60°39'06"W, A DISTANCE OF 13.38 FEET; THENCE N62°54'55"W, A DISTANCE OF 11.21 FEET; THENCE N60°42'26"W, A DISTANCE OF 10.39 FEET; THENCE N70°25'28"W, A DISTANCE OF 11.68 FEET; THENCE N52°55'58"W, A DISTANCE OF 12.10 FEET; THENCE N59°10'32"W, A DISTANCE OF 11.90 FEET; THENCE N77°51'34"W, A DISTANCE OF 13.40 FEET; THENCE S75°17'09"W, A DISTANCE OF 28.64 FEET; THENCE S74°07'10"W, A DISTANCE OF 8.69 FEET; THENCE N46°50'34"W, A DISTANCE OF 11.63 FEET; THENCE N46°06'08"W, A DISTANCE OF 11.70 FEET; THENCE N43°02'36"W, A DISTANCE OF 10.63 FEET; THENCE N73°52'09"W, A DISTANCE OF 8.71 FEET; THENCE N65°50'16"W, A DISTANCE OF 9.67 FEET; THENCE S58°14'01"W, A DISTANCE OF 11.67 FEET TO THE SOUTHWEST CORNER OF LOT 4, BLOCK 2, SAID
CHARLOTTE HARBOR SUBDIVISION; THENCE NORTH 19°16'28" EAST LEAVING SAID MEAN HIGH WATER LINE AND ALONG THE WEST LINE OF SAID LOT 4, A DISTANCE OF 140.85 FEET TO THE NORTHWEST CORNER OF SAID LOT 4; THENCE NORTH 17°13'22" WEST ACROSS BAYSHORE ROAD (FORMERLY FRONT AVENUE), A DISTANCE OF 99.82 FEET TO THE SOUTHWEST CORNER OF BLOCK 13, SAID CHARLOTTE HARBOR SUBDIVISION; THENCE NORTH 70°29'22" WEST ALONG THE NORTH RIGHT-OF-WAY OF SAID BAYSHORE ROAD, A DISTANCE OF 392.95 FEET TO THE POINT OF BEGINNING.

A-2